Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, May 19, 2016 - PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its board of directors declared a quarterly cash dividend of $0.01 per share for the second quarter 2016 payable on June 30, 2016, to stockholders of record on June 16, 2016. This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of March 31, 2016, the Company had 35 offices in 12 states and $17.7 billion in assets. The Company's website is www.theprivatebank.com.

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